UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 27, 2022
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2022, Michael Ensing tendered his resignation as President and Chief Operating Officer of RealNetworks, Inc. (the “Company”), effective as of June 30, 2022. Mr. Ensing has been with the Company for 2.5 years and has decided to step down. Mr. Ensing will continue his employment with the Company as a strategic advisor from July 1 until August 19, 2022 (the “Transition Period”).

In connection with Mr. Ensing’s transition to a strategic advisor role and subsequent separation from employment, the Company and Mr. Ensing have entered into a Transition and Release Agreement (the “Transition Agreement”) pursuant to which the Company agreed to provide Mr. Ensing with the following benefits, subject in each case to Mr. Ensing’s signing and not revoking a release of claims in favor of the Company and the performance of transition services: (1) continuing salary during the Transition Period at the rate of $9,895 per month, less applicable withholdings, (2) continued eligibility to participate in the Company’s management bonus program for the first half of fiscal year 2022, subject to the attainment of the performance goals established under the program generally and the terms and conditions to be determined by the compensation committee, to be paid, as provided under the bonus program, no later than March 15, 2023 and less applicable withholdings; (3) a one-time cash transition bonus of $100,000 less applicable withholdings; (4) the Company’s payment of Mr. Ensing’s COBRA premiums for calendar year 2022, if any; (5) continued vesting during the Transition Period of outstanding Company stock options and restricted stock units; and (6) if, by December 31, 2022, the Company closes a transaction with Robert Glaser, pursuant to which Mr. Glaser acquires all outstanding shares of the Company’s common stock not currently owned by Mr. Glaser and his affiliates (as described in the Company’s Current Report on Form 8-K dated May 9, 2022), accelerated vesting as to 200,000 of Mr. Ensing’s outstanding Company restricted stock units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: June 30, 2022